Exhibit 10.14

Second Amending Agreement

This second amending agreement (the “Amending Agreement”) is effective as of December 18, 2025.

AMONG:

The Metals Royalty Company Inc. (formerly Low Carbon Royalties Inc.), a company existing under the laws of British Columbia,

(the “Assignor”)

AND:

1554997 B.C. Ltd., a company existing under the laws of British Columbia,

(the “Assignee” and together with the Assignor, the “Parties”)

WHEREAS:

A.	The Parties entered into an Assignment and Assumption Agreement dated September 11, 2025, as amended (the “Assignment and Assumption Agreement”).

B.	The Parties have agreed to further amend the Assignment and Assumption Agreement on the terms set out herein to properly reflect the intention of the Parties that the aggregate Purchase Price represented by the Consideration Shares includes the value of the Accrued Royalties.

NOW THEREFORE, in consideration of the premises, mutual covenants and agreements of the Parties contained in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used in this Amending Agreement, to the extent not otherwise defined herein, shall have the same meaning as the Assignment and Assumption Agreement, as amended hereby. All references to Low Carbon Royalties Inc. shall be read as references to The Metals Royalty Company Inc.

2.	Amendments.

(a)	The defined term in Section 1(b) of the Assignment and Assumption Agreement is hereby amended by replacing “US$0.239325151769612” with “US$0.270021582”.

(b)	The defined term in Section 1(d) of the Assignment and Assumption Agreement is hereby amended by replacing “US$12,188,000” with “approximately US$ 13,751,262.736”.

3.	Acknowledgments.

(a)	The Parties acknowledge that except as otherwise expressly indicated herein, the Assignment and Assumption Agreement shall continue unamended and without novation and remain in full force and effect, except as amended and supplemented by this Amending Agreement. All references to the Assignment and Assumption Agreement shall refer to the Assignment and Assumption Agreement as amended by this Amending Agreement.

(b)	The Assignment and Assumption Agreement shall be deemed to be amended as of, and from, the original date of the Assignment and Assumption Agreement.

(c)	All provisions of the Assignment and Assumption Agreement, as amended by this Amending Agreement, are hereby ratified and confirmed and shall continue in full force and effect.

4.	Binding Effect. This Amending Amendment shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.	Further Assurances. Each Party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or desirable to give effect to the terms and intent of this Amending Agreement.

6.	Governing Law. This Amending Agreement will be governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.	Counterparts. This Amending Agreement may be signed by the Parties in counterparts and by email counterparts, as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the date and year first above written.

THE METALS ROYALTY COMPANY INC.

By:	signed “Don Sewell”
Name: Don Sewell
Title: Chief Financial Officer

1554997 B.C. LTD.

By:	signed “Don Sewell”
Name: Don Sewell
Title: Chief Financial Officer